Exhibit 99.1

FARO Announces Fourth Quarter Financial Results and Strategic Initiatives

LAKE MARY, FL, February 19, 2020 - FARO® (Nasdaq: FARO), a leading global source for 3D measurement and imaging solutions for 3D metrology, architecture, construction and engineering, and public safety analytics applications, today announced its financial results for the fourth quarter and full year ended December 31, 2019.
Strategic Initiative Highlights
•Continue focus on core 3D growth markets; including 3D metrology, architecture, engineering and construction, or AEC, and public safety analytics
•Increase focus on software and solution offerings to create differentiated products that enhance customer value
•Revise go-to-market strategy to leverage industry proven customer intimacy model and improve the efficiency and effectiveness of FARO's sales and marketing engine
•Implement a functional organization structure to simplify processes and materially reduce overhead expenses
•Enable an estimated $40 million in annualized pre-tax cost savings in Q4 2020 when compared to 2019 expense levels
•Target financial model of 55% to 60% non-GAAP gross margin and 40% to 43% non-GAAP operating expenses as a percentage of total sales, yielding approximately 20% adjusted EBITDA margin (1)
“In the fourth quarter, we completed our strategic planning process and have identified opportunities to leverage FARO’s strong market position that we expect will drive long-term profit growth,” stated Michael Burger, President and Chief Executive Officer. “We believe these strategic initiatives will enable long-term revenue growth from our targeted markets while also simplifying and reducing our cost structure by an estimated $40 million, on an annualized basis, in the fourth quarter of 2020. While the near-term overall market for our products remains soft, due in large part to conditions in the automotive and broader Asian markets, we are excited about our plans to transform FARO's business and generate long-term shareholder value.”

(1) These measures are non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures” below.

Fourth Quarter 2019 Financial Summary
Total sales were $104.1 million for fourth quarter 2019, as compared with $112.8 million for fourth quarter 2018. The decrease was a result of continuing market softness in many of the Company’s served markets, with particular softness in the automotive and broader Asian markets. Non-GAAP sales, which excludes a $4.8 million reduction for our previously reported GSA matter, were $117.6 million for the fourth quarter 2018. New order bookings were $116.9 million for the fourth quarter 2019, down 4% as compared to $122.2 million for the fourth quarter 2018.

The Company recorded non-cash charges of approximately $49 million in the fourth quarter of 2019 in connection with the implementation of its new strategic plan. The Company expects to incur an additional $26 million to $36 million of restructuring charges in the first half of 2020 related to the restructuring plan approved by the Board of Directors on February 14, 2020. Taken together, the Company expects to incur approximately $75 million to $85 million in total charges related to the implementation of its plans, approximately $18 million to $22 million of which are expected to result in cash payments.

Gross margin, which includes $15.1 million of inventory write-downs, was 41.9% for the fourth quarter 2019, as compared to 55.7% for the same prior year period. Non-GAAP gross margin was 55.7% for the fourth quarter 2019 compared to 57.7% for the fourth quarter 2018.

Net loss was $49.7 million, or $2.85 per share, for the fourth quarter 2019, as compared to net income of $5.8 million, or $0.33 per share, for the fourth quarter 2018. Non-GAAP net income was $3.1 million, or $0.18 per share, for the fourth quarter 2019 compared to $10.8 million, or $0.62 per share, for the fourth quarter 2018.

Adjusted EBITDA was $8.1 million, or 8% of total sales, for the fourth quarter of 2019 compared to Adjusted EBITDA of $17.4 million, or 15% of total sales, for the fourth quarter of 2018.

The Company’s cash and short-term investments increased $14.5 million to $158.5 million as of the end of the fourth quarter of 2019, and the Company remained debt-free.

Full Year 2019 Financial Summary
Total sales were $381.8 million for the full year 2019, as compared with $403.6 million for 2018. New order bookings were $418.4 million for 2019, down 2% as compared to $425.3 million for 2018.

Gross margin was 51.9% for 2019, as compared to 54.9% for 2018. Non-GAAP gross margin was 56.5% for 2019 compared to 56.8% for 2018.

Net loss was $62.1 million, or $3.58 per share, for 2019, as compared to net income of $4.9 million, or $0.29 per share, for 2018. Non-GAAP net income was $11.2 million, or $0.65 per share, for 2019 compared to $20.9 million, or $1.20 per share, for 2018.

* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.

Conference Call
The Company will host a conference call to discuss these results on Thursday, February 20, 2020 at 8:00 a.m. ET. Interested parties can access the conference call by dialing (877) 876-9173 (U.S.) or +1 (785) 424-1667 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO's website at: https://www.faro.com/about-faro/investor-relations/conference-calls/

A replay webcast will be available in the Investor Relations section of the company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About FARO
FARO is a leading global source for 3D measurement and imaging solutions for 3D metrology, architecture, construction and engineering, and public safety analytics applications. The Company develops and markets computer-aided measurement and imaging devices and software enabling customers to easily and accurately connect the physical world to the virtual world.

More information is available at http://www.faro.com

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP total sales, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP other expense, net, non-GAAP net income and non-GAAP net income per share, exclude the GSA sales adjustment (as defined in the tables below), the impact of purchase accounting intangible amortization expense, stock-based compensation, advisory fees incurred related to the GSA Matter (as defined in the tables below), imputed interest expense recorded related to the GSA Matter, costs incurred in connection with our executive officer transitions, including severance costs, sign-on bonuses and relocation costs, charges increasing our reserve for excess and obsolete inventory, product recall charges, strategic impairment charges and write-offs, the impairment charge related to our equity investment in present4D GmbH, contingent consideration fair value adjustment, changes in our reserve for uncertain tax positions due to a change in our judgment on the recognition of a tax position, an increase in our valuation allowance primarily related to foreign net operating loss carryforwards that, in the judgment of management, were not more likely than not to be realized, and return-to-provision adjustments identified in the preparation of our 2018 U.S. tax return, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.

In addition, we present EBITDA, which is calculated as net (loss) income before interest (income) expense, net, income tax expense (benefit) and depreciation and amortization, and Adjusted EBITDA, which is calculated as EBITDA, excluding loss on foreign currency transactions, the GSA sales adjustment, stock-based compensation, advisory fees incurred related to the GSA Matter, costs incurred in connection with our executive officer transitions, including severance costs, sign-on bonuses and relocation costs, charges increasing our reserve for excess and obsolete inventory, product recall charges, strategic impairment charges and write-offs, the impairment charge related to our equity investment in present4D GmbH, and contingent consideration fair value adjustment, as measures of our operating profitability. The most directly comparable GAAP measure to EBITDA and Adjusted EBITDA is net (loss) income. We also present Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percent of total sales.

Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward-Looking Non-GAAP Financial Measures
This press release also includes projected non-GAAP gross margin, projected non-GAAP operating expenses as a percent of total sales and projected Adjusted EBITDA margin, which are forward-looking non-GAAP financial measures. We calculate these forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in the corresponding GAAP financial measures—GAAP gross margin, GAAP operating expenses as a percent of total sales and net (loss) income as a percent of total sales, respectively. For instance, we exclude stock-based compensation, purchase accounting intangible amortization, and any significant non-recurring items. We have not provided a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management’s plans may change. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, FARO's growth, strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring plan and the timing and amount of cost savings and other benefits expected to be realized from the restructuring plan and other strategic initiatives, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:
•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its new strategic plan and restructuring plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the outcome of the U.S. Government's review of, or investigation into, the GSA Matter; any resulting penalties, damages, or sanctions imposed on the Company and the outcome of any resulting litigation to which the Company may become a party; loss of future government sales; and potential impacts on customer and supplier relationships and the Company's reputation;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the impact of fluctuations in foreign exchange rates; and
•other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in thousands, except share and per share data)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Sales
Product	$80,267	$91,560	$289,679	$320,584
Service	23,874	21,284	92,086	83,043
Total sales	104,141	112,844	381,765	403,627
Cost of Sales
Product	47,706	37,550	133,246	130,876
Service	12,834	12,454	50,387	51,198
Total cost of sales	60,540	50,004	183,633	182,074
Gross Profit	43,601	62,840	198,132	221,553
Operating Expenses
Selling, general and administrative	45,469	45,052	177,378	169,717
Research and development	11,127	11,942	44,175	46,082
Impairment loss	35,213	—	35,213	—
Total operating expenses	91,809	56,994	256,766	215,799
(Loss) income from operations	(48,208)	5,846	(58,634)	5,754
Other (income) expense
Interest income	(155)	(224)	(714)	(429)
Other (income) expense, net	(85)	271	2,313	1,139
Interest expense	150	486	781	486
(Loss) Income before income tax expense (benefit)	(48,118)	5,313	(61,014)	4,558
Income tax expense (benefit)	1,577	(445)	1,133	(372)
Net (loss) income	$(49,695)	$5,758	$(62,147)	$4,930
Net (loss) income per share - Basic	$(2.85)	$0.33	$(3.58)	$0.29
Net (loss) income per share - Diluted	$(2.85)	$0.33	$(3.58)	$0.29
Weighted average shares - Basic	17,427,143	17,254,011	17,383,415	17,043,167
Weighted average shares - Diluted	17,427,143	17,498,061	17,383,415	17,348,456

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$133,634	$108,783
Short-term investments	24,870	24,793
Accounts receivable, net	76,162	88,927
Inventories, net	58,554	65,444
Prepaid expenses and other current assets	28,996	28,795
Total current assets	322,216	316,742
Non-current assets:
Plant and equipment, net	26,954	30,417
Operating lease right-of-use asset	18,418	—
Goodwill	49,704	67,274
Intangible assets, net	14,471	33,054
Service and sales demonstration inventory, net	33,349	39,563
Deferred income tax assets, net	18,766	14,719
Other long-term assets	2,964	4,475
Total assets	$486,842	$506,244
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,718	$20,093
Accrued liabilities	38,072	36,327
Income taxes payable	5,182	5,081
Current portion of unearned service revenues	39,211	32,878
Customer deposits	3,108	3,144
Lease liability	6,674	—
Total current liabilities	105,965	97,523
Unearned service revenues - less current portion	20,578	15,505
Lease liability - less current portion	13,698	—
Deferred income tax liabilities	357	736
Income taxes payable - less current portion	13,177	12,247
Other long-term liabilities	1,075	3,624
Total liabilities	154,850	129,635
Shareholders’ equity:
Common stock - par value $0.001, 50,000,000 shares authorized; 18,988,379 and 18,676,059 issued; 17,576,618 and 17,253,011 outstanding, respectively	19	19
Additional paid-in capital	267,868	251,329
Retained earnings	112,879	175,353
Accumulated other comprehensive loss	(17,399)	(18,483)
Common stock in treasury, at cost - 1,411,761 shares and 1,423,048, respectively	(31,375)	(31,609)
Total shareholders’ equity	331,992	376,609
Total liabilities and shareholders’ equity	$486,842	$506,244

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Years Ended December 31,
(in thousands)	2019	2018
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net (loss) income	$(62,147)	$4,930
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	18,516	18,313
Compensation for stock options and restricted stock units	11,071	7,620
Provision for bad debts	2,090	907
Loss on disposal of assets	2,639	192
Provision for excess and obsolete inventory	16,886	5,757
Impairment of goodwill	21,233	—
Impairment of acquired intangibles	10,548	—
Impairment of loan to affiliate	549	—
Deferred income tax (benefit) expense	(6,304)	689
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable, net	10,406	(15,995)
Inventories	(4,136)	(20,532)
Prepaid expenses and other assets	1,188	(11,310)
Increase (decrease) in:
Accounts payable and accrued liabilities	(2,518)	11,195
Income taxes payable	1,041	(3,286)
Customer deposits	(30)	513
Unearned service revenues	11,436	7,330
Net cash provided by operating activities	32,468	6,323
INVESTING ACTIVITIES:
Purchases of investments	(50,000)	(47,000)
Proceeds from sale of investments	50,000	33,000
Purchases of property and equipment	(6,675)	(11,021)
Payments for internally capitalized patents	(2,118)	(1,900)
Acquisition of business, net of cash received	—	(27,067)
Other	(549)	(1,786)
Net cash used in investing activities	(9,342)	(55,774)
FINANCING ACTIVITIES:
Payments on capital leases	(358)	(157)
Payments of contingent consideration for acquisitions	(3,101)	(888)
Payments for taxes related to net share settlement of equity awards	(2,199)	—
Proceeds from issuance of stock related to stock option exercises	7,901	20,855
Net cash provided by financing activities	2,243	19,810
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(518)	(2,536)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24,851	(32,177)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	108,783	140,960
CASH AND CASH EQUIVALENTS, END OF YEAR	$133,634	$108,783

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2019	2018	2019	2018
Total sales, as reported	$104,141	$112,844	$381,765	$403,627
GSA sales adjustment (1)	—	4,789	5,840	4,789
Non-GAAP total sales	$104,141	$117,633	$387,605	$408,416

Gross profit, as reported	$43,601	$62,840	$198,132	$221,553
GSA sales adjustment (1)	—	4,789	5,840	4,789
Stock-based compensation (2)	231	208	1,001	828
Inventory reserve charge (3)	12,800	—	12,800	4,734
Product recall charge (4)	1,328	—	1,328	—
Non-GAAP adjustments to gross profit	14,359	4,997	20,969	10,351
Non-GAAP gross profit	$57,960	$67,837	$219,101	$231,904
Gross margin, as reported	41.9%	55.7%	51.9%	54.9%
Non-GAAP gross margin	55.7%	57.7%	56.5%	56.8%

Operating expenses, as reported	$91,809	$56,994	$256,766	$215,799
Advisory fees for GSA Matter (5)	—	—	(1,244)	—
Stock-based compensation (2)	(2,137)	(1,696)	(10,068)	(6,793)
Executive severance costs	—	—	(1,217)	—
Executive sign-on bonuses & relocation costs	(215)	—	(1,060)	—
Strategic impairments and write-offs (6)	(35,213)	—	(35,213)	—
Purchase accounting intangible amortization	(974)	(983)	(3,639)	(3,584)
Non-GAAP adjustments to operating expenses	(38,539)	(2,679)	(52,441)	(10,377)
Non-GAAP operating expenses	$53,270	$54,315	$204,325	$205,422

(Loss) Income from operations, as reported	$(48,208)	$5,846	$(58,634)	$5,754
Non-GAAP adjustments to gross profit	14,359	4,997	20,969	10,351
Non-GAAP adjustments to operating expenses	38,539	2,679	52,441	10,377
Non-GAAP income from operations	$4,690	$13,522	$14,776	$26,482

Other expense (income), net, as reported	$(90)	$533	$2,380	$1,196
Interest expense increase due to GSA sales adjustment (1)	(147)	(478)	(779)	(478)
Contingent consideration fair value adjustment	926	—	926	—
Present4D impairment (7)	(617)	—	(2,152)	—
Non-GAAP adjustments to other expense (income), net	162	(478)	(2,005)	(478)
Non-GAAP other expense, net	$72	$55	$375	$718

Net (loss) income, as reported	$(49,695)	$5,758	$(62,147)	$4,930
Non-GAAP adjustments to gross profit	14,359	4,997	20,969	10,351
Non-GAAP adjustments to operating expenses	38,539	2,679	52,441	10,377
Non-GAAP adjustments to other expense (income), net	(162)	478	2,005	478
Income tax effect of non-GAAP adjustments	(6,180)	(2,137)	(10,665)	(4,263)
Other tax adjustments (8)	6,209	(1,000)	8,628	(1,000)
Non-GAAP net income	$3,070	$10,775	$11,231	$20,873

Net (loss) income per share - Diluted, as reported	$(2.85)	$0.33	$(3.58)	$0.29
GSA sales adjustment (1)	—	0.27	0.34	0.27
Stock-based compensation (2)	0.14	0.11	0.64	0.44
Product recall charge (4)	0.08	—	0.08	—
Inventory reserve charge (3)	0.73	—	0.73	0.27
Advisory fees for GSA Matter (5)	—	—	0.07	—
Executive severance costs	—	—	0.07	—
Executive sign-on bonuses & relocation costs	0.01	—	0.06	—
Strategic impairments and write-offs (6)	2.02	—	2.03	—
Purchase accounting intangible amortization	0.06	0.06	0.21	0.21
Interest expense increase due to GSA sales adjustment (1)	0.01	0.03	0.04	0.03
Contingent consideration fair value adjustment	(0.05)	—	(0.05)	—
Present4D impairment (7)	0.03	—	0.12	—
Income tax effect of non-GAAP adjustments	(0.36)	(0.12)	(0.61)	(0.25)
Other tax adjustments (8)	0.36	(0.06)	0.50	(0.06)
Non-GAAP net income per share - Diluted	$0.18	$0.62	$0.65	$1.20

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) (the “GSA Matter”). In fourth quarter 2018, we reduced our total sales by an estimated cumulative adjustment of $4.8 million and recorded imputed interest expense of $0.5 million related to the GSA Matter. We also retained outside legal counsel and forensic accountants to conduct a comprehensive review of our pricing and other practices under the Contracts (the “Review”). On July 15, 2019, we submitted a report to the GSA and its Office of Inspector General setting forth the findings of the Review. Based on the results of the Review, in second quarter 2019 we reduced our total sales by an incremental $5.8 million and recorded imputed interest expense of $0.1 million and $0.8 million related to the GSA Matter for the three and twelve months ended December 31, 2019, respectively.

(2) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods. This adjustment includes accelerated vesting of equity awards in connection with the transition of our prior executives totaling $3.5 million for the twelve months ended December 31, 2019.

(3) During the third quarter of 2018, we performed an analysis of our inventory reserves in connection with our new product introductions and acquisitions and recorded a charge of $4.7 million, increasing our reserve for excess and obsolete inventory, based on the determination that quantities on-hand for certain legacy products exceeded our revised sales projections. During the fourth quarter of 2019, we recorded a charge of $12.8 million, increasing our reserve for excess and obsolete inventory, based on our analysis of our inventory reserves in connection with our strategy to simplify our hardware product portfolio and cease selling certain products.

(4) During the fourth quarter of 2019, we accrued a recall charge for labor and parts related to a small portion of previously sold measurement devices that were outside the manufacturer's standard warranty due to safety concerns.

(5) In connection with the GSA Matter, we retained outside legal counsel and forensic accountants to conduct the Review, which resulted in $1.2 million in advisory fees incurred during 2019.

(6) Because the historical and projected future performance of certain of our recently acquired operations were lower than our expectations, and due to changes in our go-forward strategy in connection with our new strategic plan, we incurred an impairment loss of $35.2 million during the fourth quarter of 2019, which included $21.2 million in goodwill, $10.5 million in intangible assets associated with recent acquisitions, $1.4 million in intangible assets related to capitalized patents and $2.1 million in other asset write-downs.

(7) On April 27, 2018, we invested $1.8 million in present4D GmbH (“present4D”), a software solutions provider for professional virtual reality presentations and training environments, in the form of an equity capital contribution. In July 2019, we originated a $0.5 million note with present4D, which we may convert into additional equity in present4D at our discretion in the event of a default. As we no longer intend to provide future support to present4D or obtain the aforementioned additional share capital in the future and no longer intend to use the perpetual and royalty-free, non-exclusive, transferable and sublicensable license granted to us to use present4D’s software, we wrote off the investment in, and our note receivable with, present4D and recognized a total loss of $2.2 million during the twelve months ended December 31, 2019, which is included in Other expense, net.

(8) Driven primarily by return-to-provision adjustments identified in the preparation of our 2018 U.S. tax return, an increase in our valuation allowance primarily related to foreign net operating loss carryforwards that, in the judgment of management, were not more likely than not to be realized, and changes in our reserve for uncertain tax positions due to a change in our judgment on the recognition of a tax position.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended
(in thousands)	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Net income (loss)	$455	$1,205	$(2,488)	$5,758
Interest (income) expense, net	(73)	(87)	(96)	313
Income tax expense (benefit)	127	300	(354)	(445)
Depreciation and amortization	4,343	4,377	4,747	4,846
EBITDA	4,852	5,795	1,809	10,472
Loss on foreign currency transactions	184	509	226	220
Stock-based compensation	1,551	2,000	2,166	1,904
GSA sales adjustment (1)	—	—	—	4,789
Inventory reserve charge (2)	—	—	4,734	—
Adjusted EBITDA	$6,587	$8,304	$8,935	$17,385
Adjusted EBITDA margin (3)	7.1%	8.5%	9.0%	14.8%

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) (the “GSA Matter”). In fourth quarter 2018, we reduced our total sales by an estimated cumulative adjustment of $4.8 million and recorded imputed interest expense of $0.5 million related to the GSA Matter.

(2) During the third quarter of 2018, we performed an analysis of our inventory reserves in connection with our new product introductions and acquisitions and recorded a charge of $4.7 million, increasing our reserve for excess and obsolete inventory, based on the determination that quantities on-hand for certain legacy products exceeded our revised sales projections.

(3) Calculated as Adjusted EBITDA as a percentage of Non-GAAP total sales, which adjusts for the GSA sales adjustment.

	Three Months Ended
(in thousands)	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Net income (loss)	$152	$(6,405)	$(6,199)	$(49,695)
Interest (income) expense, net	(144)	240	(24)	(5)
Income tax expense (benefit)	155	(417)	(182)	1,577
Depreciation and amortization	4,749	4,573	4,798	4,428
EBITDA	4,912	(2,009)	(1,607)	(43,695)
Loss on foreign currency transactions	195	154	514	224
Stock-based compensation	2,564	2,752	3,387	2,368
GSA sales adjustment (1)	35	5,805	—	—
Advisory fees for GSA Matter (2)	591	653	—	—
Inventory reserve charge (3)	—	—	—	12,800
Product recall charge (4)	—	—	—	1,328
Executive severance costs	—	—	1,217	215
Executive sign-on bonuses & relocation costs	—	575	270	—
Strategic impairments and write-offs (5)	—	—	—	35,213
Contingent consideration fair value adjustment	—	—	—	(926)
Present4D impairment (6)	—	1,535	—	617
Adjusted EBITDA	$8,297	$9,465	$3,781	$8,144
Adjusted EBITDA margin (7)	8.9%	9.5%	4.2%	7.8%

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) (the “GSA Matter”). In fourth quarter 2018, we reduced our total sales by an estimated cumulative adjustment of $4.8 million related to the GSA Matter. We also retained outside legal counsel and forensic accountants to conduct a comprehensive review of our pricing and other practices under the Contracts (the “Review”). On July 15, 2019, we submitted a report to the GSA and its Office of Inspector General setting forth the findings of the Review. Based on the results of the Review, in second quarter 2019 we reduced our total sales by an incremental $5.8 million (the “GSA sales adjustment”) and recorded imputed interest expense of $0.1 million and $0.8 million related to the GSA Matter for the three and twelve months ended December 31, 2019, respectively.

(2) In connection with the GSA Matter, we retained outside legal counsel and forensic accountants to conduct the Review, which resulted in $1.2 million in advisory fees incurred during 2019.

(3) During the fourth quarter of 2019, we recorded a charge of $12.8, million increasing our reserve for excess and obsolete inventory, based on our analysis of our inventory reserves in connection with our strategy to simplify our hardware product portfolio and cease selling certain products.

(4) During the fourth quarter of 2019, we accrued a recall charge for labor and parts related to a small portion of previously sold measurement devices that were outside the manufacturer's standard warranty due to safety concerns.

(5) Because the historical and projected future performance of certain of our recently acquired operations were lower than our expectations, and due to changes in our go forward strategy in connection with our new strategic plan, we incurred an impairment loss of $35.2 million during the fourth quarter of 2019, which included $21.2 million in goodwill, $10.5 million in intangible assets associated with recent acquisitions, $1.4 million in intangible assets related to capitalized patents and $2.1 million in other asset write-downs.

(6) On April 27, 2018, we invested $1.8 million in present4D GmbH (“present4D”), a software solutions provider for professional virtual reality presentations and training environments, in the form of an equity capital contribution. In July 2019, we originated a $0.5 million note with present4D, which we may convert into additional equity in present4D at our discretion in the event of a default. As we no longer intend to provide future support to present4D or obtain the aforementioned additional share capital in the future and no longer intend to use the perpetual and royalty-free, non-exclusive, transferable and sublicensable license granted to us to use present4D’s software, we wrote off the investment in, and our note receivable with, present4D and recognized a total loss of $2.2 million during the twelve months ended December 31, 2019, which is included in Other expense, net.

(7) Calculated as Adjusted EBITDA as a percentage of Non-GAAP total sales, which adjusts for the GSA sales adjustment.